EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

USD ENERGY CORP.

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of USD ENERGY CORP.  (the “Company”) on Form 10-Q for the period ending June 30, 2009,, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeff Ritchie, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.   Such Quarterly Report on Form 10-Q for the period ending June 30, 2009,, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2009,, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 28, 2009

/s/  Bethany Tebbe

      Bethany Tebbe

      Chief Financial Officer